Exhibit 10.2

Summary of the Georgia Bancshares, Inc. 401K Plan

                            Summary Plan Description


================================================================================

                                  Prepared for



                               The Bank of Georgia

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Introduction

Effective 01-01-2000, The Bank of Georgia has adopted the The Bank of Georgia 401(k) Plan designed to help you meet your financial needs during your retirement years. The plan sequence number, which identifies the number of qualified plans The Bank of Georgia currently maintains or has previously maintained, is 001.

To become a Participant in the Plan, you must meet the Plans eligibility requirements. Once you become a Participant, The Bank of Georgia will maintain an Individual Account for you. Each Plan Year your account will be adjusted to reflect contributions, gains, losses, etc. The percentage of your account to which you will be entitled when you terminate employment depends on the Plan's vesting schedule. These features are explained further in the following pages.

The actual Plan is a complex legal document that has been written in the manner required by the Internal Revenue Service (IRS) and is referred to as the Basic Plan Document. This document is called a Summary Plan Description (SPD) and explains and summarizes the important features of the Basic Plan Document. The Bank of Georgia may make contributions to this Plan. In addition, you may be able to elect to reduce your annual taxable income by deferring a portion of your Compensation into the Plan as Employee 401(k) Contributions. You should consult the Basic Plan Document for technical and detailed Plan provisions. The legal operation of the Plan is controlled by the Basic Plan Document and not this SPD.

If at any time you have specific questions about the Plan as it applies to you, please bring them to the attention of the Plan Administrator whose address and telephone number appear in Section One of this SPD. You may also examine the Basic Plan Document itself at a reasonable time by making arrangements with the Plan Administrator.



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Contents of the Summary Plan Description

         SECTION ONE          DEFINITIONS

         SECTION TWO          ELIGIBILITY AND PARTICIPATION
                              Information in this section includes:
                              Eligible Classes of Employees
                              Age and Service Requirements
                              How Hours of Service Are Counted
                              When You Can Participate in the Plan

         SECTION THREE        FUNDING AND ADMINISTRATION OF THE PLAN
                              Information in this section includes:
                              Plan Contribution Sources, Allocations and
                                 Limitations
                              Compensation
                              Plan Administration and Management
                              Self Direction of Investments

         SECTION FOUR         DISTRIBUTION OF BENEFITS AND VESTING
                              Information in this section includes:
                              Benefit Eligibility
                              Distribution of Benefits
                              How Your Vested Amount is Determined
                              Restrictions or Penalties on Distributions
                              Payouts to Your Beneficiaries

         SECTION FIVE         CLAIMS PROCEDURE
                              Information in this section includes:
                              What to do to Receive Benefits
                              How to File a Claim

         SECTION SIX          MISCELLANEOUS
                              Information in this section includes:
                              Break in Service Situations
                              Plan Termination

         SECTION SEVEN        RIGHTS UNDER ERISA
                              Information in this section includes:
                              The Rights and Protections a Plan Participant is
                              Entitled to Under the Employee Retirement Income
                              Security Act



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



SECTION ONE:  DEFINITIONS

The following definitions are used in the text of this SPD. These words and phrases are capitalized throughout the SPD for ease of reference,

Compensation - means the earnings paid to you by The Bank of Georgia.
------------

Employee - means any person employed by The Bank of Georgia.
--------

Employee 401(k)  Contributions - means the dollars you put into the Plan through
-----------------------------
before-tax payroll deductions.

Employer - means The Bank of Georgia, the corporation maintaining this Plan.
--------

Employer Contribution - means the amount  contributed to the Plan on your behalf
---------------------
by The Bank of Georgia.

Individual Account - means the contribution  account  established and maintained
------------------
for you which is made up of all contributions made by you or on your behalf.

Matching  Contribution - means a contribution made by The Bank of Georgia to the
----------------------
401(k) Plan on your behalf based upon your Employee 401(k) Contributions.

Participant - means an Employee who has met the  eligibility  requirements,  has
-----------
entered the Plan, and has become eligible to make or receive a contribution to his or her Individual Account.

Payroll  Deduction  Form - means the agreement you sign to authorize The Bank of
------------------------
Georgia to deduct your Employee 401(k) Contributions from your Compensation and put them into the 401(k) Plan.

Plan - means the  specific  retirement  Plan The Bank of Georgia has set up. The
----
Plan is governed by a legal document containing various technical and detailed provisions. The Plan Administrator has a copy of the Plan document.

Plan Year - means the calendar year.
--------


SECTION TWO:  ELIGIBILITY AND PARTICIPATION

ELIGIBLE CLASSES OF EMPLOYEES

You will generally be eligible to become a Participant in the Plan alter having satisfied the age and service requirements. Even if you satisfy the eligibility criteria, however you are not eligible to participate if you are covered by a collective bargaining agreement (e.g., union agreement) unless the agreement requires you to be eligible. In addition, you are ineligible if you are a nonresident alien and receive no earned income from The Bank of Georgia within the United States.

AGE AND SERVICE REQUIREMENTS

Employee 401(k) and Matching Contributions
------------------------------------------

You will become eligible to enter the Plan, make Employee 401(k) Contributions and receive Matching Contributions after you have completed 1 year of service for The Bank of Georgia and attained the age of 2l.

The age and service requirements, however, do not apply if you are employed by The Bank of Georgia on 01-01-2000, the effective date of the Plan.

Profit Sharing contributions
----------------------------

You will become eligible to enter the Plan and receive profit sharing contributions after you have performed 1 year of service for The Bank of Georgia and attained the age of 21.

The age and service requirements, however, do not apply if you are employed by The Bank of Georgia on the effective date of this Plan.

You will be credited with a year of service for eligibility purposes if you work 1000 or more hours during the year.

HOW HOURS OF SERVICE ARE COUNTED

Your hours of service are generally counted on the basis of weeks worked. You will receive credit for 45 hours of service for each week you are credited with at least one hour of service. Instead of counting hours of service for purposes of determining your number of Years of Eligibility Service, however, you will receive credit for the period of time during which you are paid or entitled to pay from The Bank of Georgia for each type of contribution for which you are required to perform a fractional Year of Eligibility Service.

WHEN YOU CAN PARTICIPATE IN THE PLAN

After you have met the eligibility requirements, you will become a Participant in the Plan on the applicable entry date(s). During each Plan Year there are generally at least two entry dates. The Bank of Georgia has designated the first day of each quarter as the entry date(s) for this Plan. You will continue to participate in the Plan as long as you do not incur a break in service. A break in service is a 12 consecutive month period during which you fail to work in excess of 500 hours. However, no break in service will occur if the reason you did not work more than the required number of hours was because of certain absences due to birth, pregnancy or adoption of children, military service or other service during a national

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emergency  during  which  your  re-employment  under a  federal  or state law is protected and you do, in fact, return to work within the time required by law.

SECTION THREE:   PLAN FUNDING AND ADMINISTRATION

PLAN CONTRIBUTION SOURCES, ALLOCATIONS AND LIMITATIONS

Employee 401(k) Contributions
-----------------------------

Effective 03-01-2000 (or the date you begin participating in the Plan, if later) you may make before-tax contributions to the Plan through payroll deduction. Such contributions are called Employee 401(k) Contributions.

To begin making Employee 401(k) Contributions, you must complete and sign a Payroll Deduction Form. Once you become eligible to participate in the Plan, The Bank of Georgia will provide you with such form.

For example, assume your compensation is $15,000 For Plan Year 1998, you wish to make an Employee 401(k) Contribution to the Plan and sign a Payroll Deduction Form authorizing an Employee 401(k) Contribution of 5% of your Compensation. As a result, The Bank of Georgia will pay you $14,250 as gross taxable income and will deposit your 5% Employee 401(k) Contribution (i.e. $750) into the Plan for you.

Limits on Employee 40l(k) Contributions
---------------------------------------

Federal tax laws and plan documents govern the amount of Employee 401(k) Contributions which you may make. Specifically, federal law places two annual limitations on the amount you may defer into a 401(k) plan - an individual limit and an average limit.

Individual Limit

Federal tax law limits the amount you can put into the Plan during each of your tax years (generally, a calendar year). For 2000, the limit is $10,500. This amount is indexed periodically for changes in the cost-of-living index. This limit applies to all Employee 401(k) Contributions you make during your tax year to any 401(k) plans maintained by your present or former employers.

If you defer more than you are allowed, you must submit in writing for the return of the excess to The Bank of Georgia no later than March 1.

The excess amount and any earnings you may have received on the excess must be taken our of the Plan by April 15 of the year following the year the money went into the Plan. The excess amounts will appear on your Form W-2 and will be taxable income for the year in which you put the excess into the Plan if the excess is not removed from the Plan by April 15, you will have to pay additional income tax.



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EXAMPLE: You deferred $100 more than the law allows in 1998 and you had earnings of $10 on the excess. You removed your $100 excess and the $10 earnings by April 15, 1999. The excess will be reported on your 1998 Form W-2 and you will pay income tax on that amount.

Average Limits

Tax law defines a group of an employer's employees known as highly compensated employees. Highly compensated employees making Employee 401(k) Contributions are limited in the percent of their compensation which they defer based on the average percent of compensation deferred by the non-highly compensated group of employees during the Plan Year. If these limits apply to you, The Bank of Georgia can give you additional information about them.

Plan Specific Limitations

Upon completion of a Payroll Deduction Form, your compensation will be reduced each pay period by the percent you specify The Bank of Georgia permits you to defer a percentage of your Compensation from 1% to 15% in increments of 1% each Plan Year.

To change the amount of your Employee 40l(k) Contributions, you must complete and sign a revised Payroll Deduction Form and return it to The Bank of Georgia at least 30 days before the change will take effect or a lesser number of days if The Bank of Georgia permits. The Bank of Georgia will establish uniform and nondiscriminatory rules regarding when you may change your Payroll Deduction form.

To discontinue making Employee 401(k) Contributions you must complete and sign a revised Payroll Deduction Form. The Bank of Georgia will establish uniform and nondiscriminatory rules regarding when you may resume making deferrals if you stop.

Matching Contributions
----------------------

Individual Limits

Matching Contributions are Employer Contributions which are contributed to the Plan based on your Employee 401(k) Contributions. Effective 03-01-2000 (or the date you begin participating in the Plan, if later). The Bank of Georgia may make Matching Contributions to the Plan equal to a percentage of your Employee 401(k) Contributions which The Bank of Georgia will determine each year.

To share in the Matching Contribution, you must be a Participant in the Plan on at least one day of the Plan Year and make Employee 401(k) Contributions.




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



Average Limits

Tax law defines a group of an employer's employees known as highly compensated employees. Highly compensated employees receiving Matching Contributions are limited in the amount of Matching Contributions which they may receive based on the average Matching Contribution (as a percent of compensation) received by the non-highly compensated group of employees during the Plan Year. If these limits apply to you, The Bank of Georgia can give you additional information about them.


Profit Sharing Contributions
----------------------------

Each year, the managing body of The Bank of Georgia will determine the amount, if any, which it will contribute to the Plan. Employer Contributions to a profit sharing plan in general can range from 0% to 15% of participants compensation each year.

If you satisfy the requirements and are entitled to a profit sharing contribution, the profit sharing contribution you are entitled to will consist of two pans, a base contribution and an excess contribution. The base contribution will be a percentage of your Compensation up to the Taxable Wage Base. The excess contribution will be a percentage of your Compensation above the Taxable Wage Base.

Rollover Contributions
----------------------

The Bank of Georgia allows you to make rollover contributions, regardless of whether you have become a Participant in the Plan. You are 100% vested in your rollover contributions at all times and may withdraw them from the Plan at any time.

Annual Additions Limitation
---------------------------

In spite of the contribution/allocation formulas described earlier, federal law limits the annual amount which may be allocated to your account to the lesser of $30,000 or 25% of your Compensation.

COMPENSATION

The definition of compensation for plan purposes can vary for many reasons. For example, federal tax law may require use of one definition of compensation for nondiscrimination testing and another definition for contribution allocation purposes. In addition, federal tax law permits employers such as The Bank of Georgia to choose the definition of compensation which will be used for other purposes. Regardless of the various definitions of compensation which tiny be required or allowed, however, in the event your Compensation exceeds $150,000 per year, only the first $150,000 will be counted as Compensation under the Plan. This $150,000 cap will be adjusted periodically by the Internal Revenue Service for increases in the cost-of-living. (For Plan Years beginning on or after January 1, 1997, the $150,000 cap



                                       7
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is increased to $160,000.)

Also, if you satisfy the eligibility requirements and enter the Plan on a date other than the first day of the year over which your Compensation is to be determined, the Compensation earned during the year, but prior to your entry into the Plan will be included.

The Bank of Georgia has elected to use your Plan Year W-2 compensation for purposes of this Plan. Your Compensation, however, will be adjusted as described below.

For purposes of determining your Compensation, elective deferrals you make to a The Bank of Georgia cafeteria, 401(k), salary deferral SEP or tax sheltered annuity plan will be included.

PLAN ADMINISTRATION AND MANAGEMENT

All contributions made to the Plan on your behalf will be placed in a trust fund established to hold dollars for the benefit of all Participants. The Bank of Georgia will establish and maintain an Individual Account for you and all Participants. Your Individual Account will be used to track your share in the total trust fund.

This Plan allows you to direct the investment of the assets in your Individual Account. The Bank of Georgia will establish uniform and nondiscriminatory policies describing how and when you may provide investment directions. You will be responsible for any expenses and losses resulting from your choice of investments.

SECTION FOUR:   DISTRIBUTION OF BENEFITS AND VESTING

BENEFIT ELIGIBILITY

Certain events must occur before you may withdraw money from the Plan. In general, benefits may be withdrawn upon termination of employment after attaining normal retirement age or upon Plan termination. Normal retirement age under this Plan is age 65.

You may withdraw all or a portion of the vested Employer Contributions if you:

     o   terminate employment before attaining normal retirement age

     o   become disabled

     o   attain normal retirement age but continue to work

In addition, you may withdraw your Employee 401(k) Contributions if you:

     o   incur a financial hardship

Under your Plan, the only financial needs which are considered to meet the financial hardship requirements are the following items: deductible medical expenses for you or your immediate



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

family, purchase of your principal residence, payment of tuition for the next quarter or semester for you or your immediate family or to prevent eviction from your home or foreclosure upon your principal residence. A hardship distribution cannot exceed the amount of your immediate and heavy financial need and you must have obtained all distributions and all nontaxable loans from all Plans
maintained  by  The  Bank  of  Georgia  prior  to  qualifying   for  a  hardship
distribution. Hardship distributions are subject to a 10% penalty tax if received before you reach age 59 1/2.

DISTRIBUTION OF BENEFITS

Form of Payment
---------------

Payments from the Plan that are eligible rollover distributions can be taken in two ways. You may have all or any portion of your eligible rollover distribution either (1) paid in a direct rollover to an IRA or another employer plan or (2) paid to you. If you choose to have your Plan benefits paid to you, you will receive only 80% of the payment, because The Bank of Georgia is required to withhold 20% of the payment and send it to the IRS as income tax withholding to be credited against your taxes.

The Bank of Georgia will give you more information about your options around the time you request your payout from the Plan. That information will, among other things, define an eligible rollover distribution.

If your vested Individual Account (i.e., the amount of money in the Plan you are entitled to) is no more than $5,000, your benefits will be paid, either directly to you or as a direct rollover to an IRA or another plan in a single lump sum payment.

If your vested Individual Account balance is more than $5,000, your payouts will be in the form of an annuity, unless the annuity option is waived. An annuity will provide you with a series of periodic payments, usually monthly. The annuity must be purchased from an insurance company. The size of the payments you receive from the annuity will depend upon many factors including the value of your vested Individual Account balance.

If you are married, the annuity will provide monthly payments for as long as you or your spouse live. This Type of annuity is called a joint and survivor annuity. If you die before your spouse, the monthly payments to your spouse will be a percentage of the payments you had been receiving before your death. The survivor annuity is equal to 50%.

If you are not married, the type of annuity you will receive will provide you with monthly payments for as long as you live.

If you do not want an annuity payout, you may choose other types of payments. To waive the annuity option you must fill out and sign a waiver form. If you are married your spouse must consent to and sign the waiver form in the presence of a notary public. You and your spouse may sign the waiver form any time within 90 days of the start of your payments.



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

EXAMPLE: Bill wants to start receiving money on March 31,1998. He and his spouse can sign the waiver form any time from January 1 through March 31, 1998. Bill can now take his money in another form, such as a single lump sum payment.

Contributions made to the Plan by you or on your behalf may be used to purchase units in various investment funds. The value of these funds can change daily. Because the value of your units can change daily, the value shown on your statement(s) may be different than the actual amount you receive for a payout.

Timing of Benefit Payments
--------------------------

If the value of your Individual Account is no more than $55,000, The Bank of Georgia may direct that your benefits be paid within 90 days after the end of the Plan Year in which you become eligible to receive them.

If your account is more than $5,000, your funds may be left in the Plan until you submit a written request to The Bank of Georgia for payment. However, you must begin taking required minimum distributions at age 70 1/2 if you are a five percent or more owner of your Employer. If you are nor a five percent or more owner, you must begin taking required minimum distributions from the Plan by April 1 of the year after the year in which you turn age 70 1/2 or, if later, April 1 of the year after the year in which you separate from service. The Bank of Georgia can provide you with the proper request forms. Once you have returned the completed request to The Bank of Georgia, payment will be made no later than 90 days after the close of the Plan Year in which The Bank of Georgia received your request.

Required Minimum Distributions
------------------------------

The tax laws and regulations require you to start taking minimum distributions from the Plan by April 1 of the year after the year in which you turn 70 1/2 years of age if you are a five percent or more owner of your Employer. If you are not a five percent or more owner, you must begin making minimum distributions from the Plan by April 1 of the year after the year in which you turn age 70 1/2 or, if later, April 1 of the year after the year in which you separate from service. Minimum distributions must continue every year thereafter and must be taken by December 31. In general, the amount of the annual minimum distribution is determined by dividing the balance in your Individual Account by your life expectancy or the joint life expectancy of you and your Plan beneficiary.

DETERMINING YOUR VESTED AMOUNT

Amount of Benefit
-----------------

Whether you receive the full value of your account(s) depends on the reason you are receiving the distribution and your vested percentage in your contributions. Your distribution will be the full value of your Individual Account (that is, you will be 100% vested) if you reach normal

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

retirement age, The Bank of Georgia terminates this Plan, there is a complete discontinuance of contributions to the Plan, you die, become disabled or you satisfy the early retirement age provisions.

However, if you terminate employment and thus become eligible for a distribution from the Plan, your distribution will be only the vested amount in your Individual Account. Loss, denial or reduction of anticipated benefits may occur if you terminate employment before becoming fully vested, or if all or a portion of your benefit is set aside for an alternate payee under a qualified domestic relations order (QDRO). You may also lose your benefit if you cannot be located when benefit becomes payable to you.

However, the vested amount of your Individual Account will depend upon the types of contributions made to your account. You will be fully vested at all times in all Employee 401(k) Contributions.

Your vested amount is determined by multiplying the value of your Individual Account subject to the plan's vesting schedule by the applicable percentage from the vesting schedule. The vesting schedule determines how rapidly your Individual Account balance becomes nonforfeitable based on years of service.

EXAMPLE: Assume you have $10,000 attributable to employer profit sharing contributions in your Account and you terminate employment when you are 40% vested. Your vested amount of the profit shading would be $4,000 (.40 x $10,000). To this sum, you would add those contributions which you made to your 401(K). Thus, if you have deferred $3,000 and the vested portion of your profit sharing is $4,0O0, the total value of your account when you terminate would be $7,000.

You will generally be vested in your Individual Account derived from profit sharing contributions and forfeitures according to the following schedule.

Years of Vesting Service   Vested Percentage
--------------------------------------------
       1                         0%
       2                         33%
       3                         66%
       4                         100%

You will generally be vested in your Individual Account derived from Matching Contributions and forfeitures according to the following schedule.

Years of Vesting Service   Vested Percentage
--------------------------------------------
       1                         0%
       2                         33%
       3                         66%
       4                         100%

Vesting Schedule for Top-Heavy Plans
------------------------------------

A top-heavy plan is one in which more than 60% of the value of the plan assets is credited to the accounts of certain officers, shareholders and highly paid Participants. These individuals are called key employees.

The top-heavy vesting schedule will not apply if the vesting schedule selected by your Employer provides for faster vesting. For example, if The Bank of Georgia has selected the 100% vesting schedule (under which all Participants are 100% vested at all times) and the Plan becomes top-heavy, that vesting schedule selected by The Bank of Georgia will remain in effect because it provides for more rapid vesting.

Years of Vesting Service
------------------------

You must provide a minimum of 1000 hours of service to complete a year of vesting service, in addition, you must exceed 500 hours of service to avoid a break in vesting service.

All of your years of service with The Bank of Georgia are counted for the purpose of determining your vested percentage.

Profit Sharing Contribution Forfeitures
---------------------------------------

If you are not 100% vested and receive a distribution of your profit sharing contributions, the dollars left in the Plan are called forfeitures. In your Plan, forfeitures are a1located to the remaining Plan Participants. If you return to work for The Bank of Georgia before incurring five consecutive one year breaks in service, you may recapture the forfeited benefit. Generally, your forfeited benefit will be restored immediately by The Bank of Georgia if you have not incurred five consecutive one year breaks in service, and if you pay back to the Plan the distribution which you received.

Matching Contribution Forfeitures
---------------------------------

If you are not 100% vested and receive a distribution of your Marching Contributions the dollars left in the Plan are called forfeitures. In your Plan, forfeitures are allocated to the remaining Plan Participants. If you return to work for The Bank of Georgia before incurring five consecutive one year breaks in service, you may recapture the forfeited benefit. Generally, your forfeited benefit will be restored immediately by The Bank of Georgia if you have nor incurred five consecutive one year breaks in service, and if you pay back to the Plan the distribution which you received.

RESTRICTIONS OR PENALTIES ON DISTRIBUTIONS

If you receive a distribution before reaching age 59 1/2, you must pay an additional 10% penalty tax on dollars included in income. There are, however exceptions to the 10% early distribution penalty. Your tax advisor can assist you in determining if one of the exceptions applies to your distribution.

PAYOUTS TO YOUR BENEFICIARIES

Your beneficiary will receive the total value of your individual Account when you die. If you are married, your spouse will automatically be your beneficiary. To choose another beneficiary, you must sign a written form listing a nonspouse beneficiary. Your spouse must give written consent to this in the presence of a notary public. Contact The Bank of Georgia if you wish to choose a nonspouse beneficiary. If the vested value of your Individual Account is no more than $3,000, your beneficiary will receive a lump sum payment of the entire amount.

If the value of your Individual Account is greater than $5000, your beneficiary will get the money in periodic payments from an insurance company unless a special form is signed. These periodic payments will usually be made on a monthly basis for as long as your beneficiary lives.

If you want to give your beneficiary a choice as to how he or she wants to receive the money, you must sign a special form. This form must also be signed by your spouse in the presence of a notary public. If you are under age 35 when you sign this form, you must sign a new form once you reach age 35.

EXAMPLE: Clarence, age 38, signs the waiver form. Mildred, his wife, signs the waiver form in the presence of a notary public. Clarence dies two years later. Mildred now has a choice of payments. She can, for example, take all the money in a single lump sum payment and put it into her IRA.

NOTE: Contact The Bank of Georgia if you wish to preserve the option of taking payouts in a form other than an annuity.

SECTION FIVE:  CLAIMS PROCEDURE

WHAT TO DO TO RECEIVE BENEFITS

You or your beneficiary must file a written request with the Plan Administrator in order to start receiving benefits when you become eligible for them or when you die.

HOW TO FILE A CLAIM

A claim should be filed with The Bank of Georgia. You may claim a benefit to which you think you are entitled by filing a written request with The Bank of Georgia. The claim must set forth the reasons you believe you are eligible to receive benefits and authorize The Bank of Georgia to conduct such examinations and take such steps as may be necessary to evaluate the claim.

If your claim is turned down, The Bank of Georgia will provide you or your beneficiary with a



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

written notice of the denial within 60 days of the date your claim was tiled. This notice will give you the specific reasons for the denial, the specific provisions of the Plan upon which the denials based, and an explanation of the procedures for appeal. You or your beneficiary will have 60 days from receipt of the notice of denial in which to make written application for review by The Bank of Georgia. You may request that the review be in the nature of a hearing. You may be represented by an attorney if you so desire. The Bank of Georgia will issue a written decision on this review within 60 days after receipt of the application for review.

SECTION SIX:  MISCELLANEOUS

PLAN TERMINATION

The Bank of Georgia expects to continue the Plan indefinitely. However, in the unlikely event The Bank of Georgia must terminate the Plan, you will become 100% vested in the aggregate value of your Individual Account regardless of whether your vesting years of service are sufficient to make you 100% vested under the vesting schedule(s).

If the Plan terminates, benefits are not insured by the Pension Benefit Guaranty Corporation (PBGC). Under the law, PBGC insurance does not cover the type of plans called defined contribution plans. This Plan is a defined contribution plan and, therefore, is not covered.

BREAK IN SERVICE SITUATIONS

If you quit your job, incur a break in service and then return to work, your date of participation depends on whether you had a vested interest in contributions (other than your Employee 401(k) Contributions) at the time you quit and incurred a break in service.

If you had a vested interest, you will participate again upon your return to employment. In addition your vesting years of service accumulated prior to the time you quit and incurred a break in service will be counted in figuring your vested interest.

If you did not have a vested interest, any eligibility years of service occurring before the break in service will be taken into account and you will begin to participate again upon your return to service unless the number of consecutive one year breaks in service equals or exceeds the greater of five years, or the aggregate number of eligibility years of service preceding the breaks in service. If your period of consecutive breaks in service exceeds your period of prior service, you will be treated as a new employee and will participate again when you satisfy the Plans eligibility requirements. In addition, any vesting years of service occurring before the break in service will be taken into account in computing your vested interest under the Plan unless the number of consecutive one year breaks in service equals or exceeds the greater of five years or the aggregate number of vesting years of service preceding the breaks in service. For example if you work for two years, quit without being vested, and then return to employment after a break of two years or more, the Plan will give you vesting credit for the initial two year period.

SECTION SEVEN: RIGHTS UNDER ERISA

THE RIGHTS AND PROTECTIONS A PLAN PARTICIPANT IS ENTITLED TO UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT

As a Participant in this Plan, you are entitled to certain rights and provisions under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants shall be entitled to do the following:

1. Examine without charge, at the Plan Administrators office and at other specified locations, such as worksites and union halls, all Plan documents, including insurance contracts collective bargaining agreements and copies of all documents filed by The Bank of Georgia with the U.S. Department of Labor, such as detailed annual reports and Plan descriptions.

2. Obtain copies of all Plan documents and other Plan information upon written request to The Bank of Georgia. The Bank of Georgia may make a reasonable charge for the copies.

3. Receive a summary of the Plans annual financial report. The Bank of Georgia is required by law to furnish each participant with a copy of this Summary Annual Report.

4. Obtain once a year, a statement of the total pension benefits accrued and the nonforfeitable (vested) pension benefits (if any) or the earliest date on which benefits will become nonforfeitable (vested). The Plan may require a written request for this statement, but it must provide the statement free of charge.

In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called fiduciaries of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including The Bank of Georgia, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a pension benefit or exercising your rights under ERISA.

If your claim for a benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have The Bank of Georgia review and reconsider your claim. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from The Bank of Georgia and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require The Bank of Georgia to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of The Bank of Georgia. If you have a claim for benefits which is denied or ignored, in whole or in part you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay the costs and fees. If you lose, the court may order you to pay these costs and fees. For example, if the court finds your claim is frivolous, expenses may be assessed against you.

If you have any questions about your Plan, you should contact The Bank of Georgia. If you have any questions about this statement or about your rights under ERISA, you should contact the nearest area office of the U.S. Labor-Management Services Administration, Department of Labor.

Further if this Plan is maintained by more than one employer, you can obtain, in writing, information as to whether a particular employer is participating in this Plan and, if so, the participating Employer's address. In addition, you may request in writing a complete list of employers participating in this Plan. You may obtain such information by making a written request to The Bank of Georgia. The Bank of Georgia is the most significant (parent) employer of the group of employers maintaining this Plan.

Employer Information
--------------------

Name:                      The Bank of Georgia
Address:                   2008 Highway 54 West
                           Fayetteville, GA 30214

Business Telephone:                 770-631-1114
Employer Identification Number:     58-2501452
Employer's Income Tax Year End:     12-31

Agent for Service of Legal Process

The Agent for Service of Legal Process is the person upon whom any legal papers can be served. Service of legal process may be made upon a Plan Trustee, the Employer or the Plan Administrator.

Name:                      Malcolm Godwin
Address:                   2008 Highway 54 West, Fayetteville, GA 30214


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